Exhibit 10.1

CONFIDENTIAL SETTLEMENT AGREEMENT

This Confidential Settlement Agreement (“Agreement”) is made as of April 17, 2025 (the “Effective Date”) by and between, on the one hand, GT Cultivation LLC (“GT Cultivation”) and Green Tree Colorado, LLC (“Green Tree Colorado”), on behalf each such party and their respective affiliates, parents, subsidiaries, directors, officers, employees and agents (collectively, “TREES”), and, on the other hand, Six Mile BP, LLC, on behalf of itself and its affiliates, subsidiaries, parents, directors, officers, employees and agents (collectively, “Six Mile”). TREES and Six Mile are individually referred to as a “Party” and collectively referred to as the “Parties.”

RECITALS:

WHEREAS, GT Cultivation and Six Mile are party to that certain lease dated May 1, 2023, as amended and assigned, (the “Lease”); pursuant to which Six Mile is the landlord and TREES is the tenant in respect of the premises located at 6859 North Foothills Highway, Building E Unit E100, Boulder, CO 80302 (the “Premises”);

WHEREAS, Green Tree Colorado guaranteed GT Cultivation’s performance of the Lease;

WHEREAS, TREES currently owes Six Mile certain amounts for under the Lease for back rent, late fees and/or other charges or costs (collectively, “Fees”); and

WHEREAS, Six Mile has filed a complaint for forcible eviction and detainer and for damages in Boulder County District Court, case no 2025CV30272 (the “Action”);

WHEREAS, the Parties wish to settle all claims, whether actual or potential, arising out of, or relating to, the Lease, the Fees, and the Action.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TREES and Six Mile, intending to be legally bound agree as follows:

1. Cash Payments. TREES shall pay to Six Mile the aggregate amount of $171,760 (“Payment”), payable in accordance with the following schedule:

Date of Payment	Amount

Effective Date	$50,000
On the first day of each month commencing May 2025 for a period of eleven (11) months	$10,000 per month for a total of $110,000
Security deposit of $11,760	Six Mile retains
Total:	$171,760

Other than the first payment, which will be made upon the execution of this Agreement, each of the following payments set forth above shall be made on the date specified via ACH or check, at TREES’ discretion; and it shall not be considered a breach of this Agreement if any such payment is received within five (5) business days of the specified date. The Parties expressly agree and acknowledge that the Payment shall constitute full and complete satisfaction of any present or past Fees and/or other obligations of TREES to Six Mile; and upon such payments, TREES shall have no further obligation or liability whatsoever to Six Mile, under the Lease or otherwise, in law or equity.

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2.  Authority. Each person executing this Agreement on behalf of a Party specifically represents and warrants that he/she is duly authorized to execute this Agreement on behalf of such Party, and that each individual Party represents and covenants that each has full authority to execute this Agreement, and is otherwise not under any restriction in entering into this Agreement.

3.  Surrender of Premises. Notwithstanding anything to the contrary, TREES shall vacate the Premises on or before June 1, 2025. Tenant will be deemed to have surrendered possession of the Premises to Landlord, along with any and all right, title and interest it may have in the occupancy and use of the Premises and all rights, title or interests it may have concerning claims to the possession of the Premises. Tenant shall leave all keys to the Premises in the Premises.

4.  Termination of Lease. Upon Tenant’s surrender of the Premises as set forth in Section 3 herein, the Lease shall be terminated with no further action required by either Party, and any obligations thereunder shall be null and void.

5.  Dismissal of Action. Upon execution of this Agreement, Six Mile shall notify the Boulder District Court of the settlement provided by this Agreement and shall dismiss the Action.

6.  Entire Agreement. This Agreement is complete and reflects the entire agreement among the Parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by either Party hereto except as referred to herein, and all inducements to the making of this Agreement relied upon by any Party hereto have been expressed herein; except with respect to the corporate guarantees executed by an affiliate of TREES for the benefit of Six Mile, attached to this Agreement as Exhibit 1.

7.  Reading and Understanding Agreement. The Parties have carefully read this Agreement and each party acknowledges that it has had to opportunity to be represented by independent counsel of its own choosing. Each Party warrants and represents that it relied upon its own judgment and that of its legal counsel regarding the proper, sufficient and agreed upon consideration for this Agreement and that no statement or representation by any other party or their agents, employees, officers, directors or legal representatives influenced or induced them to execute this Agreement. As such, the Parties agree that the terms set forth herein will not be construed against either of them as the “drafter” of this Agreement. This Agreement shall be binding upon the Parties and each of their respective heirs, personal representatives, successors and assigns.

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8.  Counterparts. This Agreement may be executed in multiple copies, with each Party retaining one original copy. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same valid and binding Agreement. While this Agreement may be executed in one or more counterparts, this Agreement is only valid if all Parties actually sign it. For the purposes of this Agreement, a facsimile or electronic signature will be deemed effective and binding as against the Party executing the facsimile or electronic signature.

9.  Severability. If any term or provision of this Agreement shall be found to be illegal, unenforceable, invalid or otherwise void, the parties intend that all remaining provisions shall continue to be given full force and effect.

10.  No Waiver/No Modification. No waiver of any of the promises, obligations, terms or conditions of this Agreement shall be valid unless it is written and signed by the Party against whom the waiver is sought to be enforced. Any waiver of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such agreement or a waiver or modification of the provision. No modification or amendment of this Agreement shall be valid unless in writing signed by an authorized representative of all Parties.

11.  Confidentiality. The material terms, conditions and provisions of this Agreement shall be confidential and held in confidence by the Parties and their respective attorneys, unless and until a court order directs otherwise, or if required pursuant to applicable law, rule or regulation and this provision can be enforced in a court maintaining jurisdiction over the Parties, with penalties for violating the confidentiality clause to include, but not limited to, damages sustained as a result of the breach. However, any Party may disclose information about this Agreement to the extent necessary, to their attorneys, accountants, custodians and financial advisors (collectively “Representatives”), or unless so directed by court order or pursuant to applicable law, rule or regulation, provided that each Party shall be responsible for its Representatives’ maintaining the confidentiality of this Agreement.

12.  Waiver; Covenant Not to Sue. Six Mile, in exchange for the payments and other consideration embodied in this Agreement, waives, releases and forever discharges TREES from all claims, causes of action, lawsuits, demands, debt or liability of any kind, asserted or unasserted, known or unknown, suspected or unsuspected, which Six Mile may now or hereafter have against TREES from the beginning of time to the date of this Agreement, including any and all monetary and equitable relief, and any punitive, compensatory or liquidated damages; and all rights to and claims for attorney’s fees and costs.

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Six Mile shall not file or cause to be filed any action, suit, claim, charge or proceeding with any federal, state or local court or agency relating to any claim within the scope of this Section 12. In the event there is presently pending any action, suit, claim, charge, grievance, or proceeding within the scope of this Section 12, or if such a proceeding is commenced in the future, Six Mile shall promptly withdraw it, with prejudice, to the extent that Six Mile has the power to do so. In the event of a violation of this Section 12 by Six Mile, Six Mile shall be liable to TREES for liquidated damages in the amount of the consideration granted pursuant to Section 1 and, in addition, for any actual damages TREES suffers thereby, including reasonable costs, expenses and attorney’s fees. Six Mile’s releases under this Section 12 exclude any action to enforce the terms of this Agreement or the guaranty attached as Exhibit 1.

13.  Non-Disparagement. Six Mile shall unconditionally refrain from, and shall immediately discontinue as applicable, any disparaging, defamatory or other similar remarks, comments, statements or communications via any written or oral medium whatsoever, to any person or entity, or via social media or other internet platform, concerning Trees or any of its employees, officers, existing and prospective customers, suppliers, investors and/or other associated third parties.

14.  Binding, Successors and Assigns. All of the terms and conditions of this Settlement Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors, and assigns.

15.  Governing Law/Jurisdiction. This Agreement shall be governed by the laws of Colorado and any and all disputes arising out of or in connection to this Agreement shall be brought in a court of competent jurisdiction in Boulder, Colorado and jurisdiction to such forum is hereby consented to by each Party.

16.  Incorporation of Recitals. The recitals set forth above are hereby incorporated by reference as if fully set forth herein.

[Signature page follows immediately]

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date written above.

Six Mile BP, LLC

By:

GT Cultivation LLC

By:
Adam Hershey
Interim CEO

Green Tree Colorado, LLC

By:
Adam Hershey
Interim CEO

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EXHIBIT 1

CORPORATE GUARANTY

1. Green Tree Colorado, LLC, a Colorado liability (“Green Tree Colorado”) and GT Cultivation, LLC, a Colorado limited liability company (“GT Cultivation,” and, together with Green Tree Colorado, collectively, “TREES”) and BP Six Mile, LLC, a Colorado limited liability company, (“Six Mile”) have entered into that certain Confidential Settlement Agreement Purchase Agreement dated April 17, 2025 (the “Settlement Agreement”). As material inducement to Six Mile to enter into the Settlement Agreement, GT Retail, LLC, a Colorado limited liability company unconditionally guarantees to Six Mile, its successors and assigns, TREES’ full and prompt payment of the Payment set forth in the Settlement Agreement, and TREES’ performance of its other obligations under the Settlement Agreement including, without limitation, all costs of collection, including attorney’s fees. The liability of the undersigned under this guaranty shall be direct, immediate, absolute, continuing, unconditional and unlimited and not conditional or contingent upon the pursuit by the Six Mile of whatever remedies it may have against TREES or its successors, executors, administrators or assigns, or the collateral or liens it may possess, and this Guaranty shall be a continuing guaranty of the payment under the Settlement Agreement.

2. Notice of acceptance hereof, of default by TREES, or any other parties, of presentment, protest and demand, and of all other matters to which Guarantor might otherwise be entitled, is hereby waived by Guarantor. Six Mile may grant extensions, modifications and renewals to, and make compromises, amendments, settlements, compositions, releases, discharges and adjustments with TREES and other parties, without affecting Guarantor’s liability hereunder. Guarantor’s obligations hereunder shall be binding upon its administrators, executors, personal representatives, successors and assigns.

3. Guarantor agrees that, whenever an attorney is used to obtain payment under or otherwise enforce this guaranty or to enforce, declare or adjudicate any rights or obligations under this guaranty, whether by legal proceeding or by any other means whatsoever, Six Mile’s reasonable attorney’s fee plus costs and expenses shall be payable by Guarantor.

4. This Guaranty shall be governed by the laws of the State of Colorado without giving effect to any choice of law rules thereof. Guarantor consents to the sole and exclusive jurisdiction of any state court located within Boulder County, Colorado (collectively, the “Chosen Forum”). Guarantor waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue.. Nothing in this Guaranty shall affect Six Mile’s right to bring any action or proceeding relating to this Guaranty against Guarantor in courts of other jurisdictions. Guarantor waives the defense of illegality.

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5. So long as any obligation of TREES survives under the Settlement Agreement, Guarantor represents and warrants to Six Mile that the following is and will remain true:

(i) No consent, approval, or authorization is required in connection with the execution, delivery or performance of this guaranty by such Guarantor.

(ii) This guaranty is valid, binding and enforceable against such Guarantor in accordance with its terms, subject to bankruptcy, insolvency and similar laws and to general equitable principles.

(iii) No representation or warranty made by Guarantor in this guaranty or by TREES in the Settlement Agreement or any other related document contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.

IN WITNESS WHEREOF, the undersigned Guarantor has hereunto set their hand this 17th day of April, 2025.

GT RETAIL, LLC

Adam Hershey, Interim CEO

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